Exhibit 99.1

Four Oaks Fincorp, Inc. Revises Second Quarter Operating Results

FOUR OAKS, N.C.--(BUSINESS WIRE)--Four Oaks Fincorp, Inc. (OTCBB: FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Company will restate its unaudited interim period results included in its Quarterly Report on Form 10-Q for the three month period ended June 30, 2008. The Company’s consolidated financial statements as of and for the three and six month periods ended June 30, 2008 are being restated to correct an error, as originally reported, in accretion of the valuation adjustment made to certificates of deposits (“CDs”) that the Company acquired as part of its acquisition of LongLeaf Community Bank. The corrected consolidated financial statements for both the three and six month periods ended June 30, 2008 will reflect a decrease in deposit interest expense of $260,000, an increase in income before income taxes of $260,000 and an increase in net income of $160,000.

The restatement will have the following impact on the Company’s financial statements as of and for the three months and six months ended June 30, 2008:

(Amounts in thousands, except per share data)

	As Previously Reported	As Restated
Interest expense: Deposits	$4,869	$4,609
Total interest expense	$6,212	$5,952
Net interest income	$6,027	$6,287
Net interest income after provision for loan losses	$5,073	$5,333
Income before income taxes	$1,006	$1,266
Provision for income taxes	$202	$302
Net income	$804	$964
Basic net income per common share	$0.13	$0.15
Diluted net income per common share	$0.13	$0.15
Other assets	$8,326	$8,226
Total assets	$860,282	$860,182
Other time deposits	$175,479	$175,219
Total deposits	$647,221	$646,961
Total liabilities	$795,709	$795,449
Retained earnings	$27,731	$27,891
Total shareholders' equity	$64,573	$64,733
Total liabilities and shareholders' equity	$860,282	$860,182
Comprehensive loss (quarter to date, June 30, 2008)	$(467)	$(307)
Net income (year to date, June 30, 2008)	$2,301	$2,461
Comprehensive income (year to date, June 30, 2008)	$1,323	$1,483
Changes in assets and liabilities: other assets	$(536)	$(436)
Provision for depreciation and amortization	$574	$314

With $860.2 million in total assets as of June 30, 2008, the Company, through its wholly owned subsidiary, Four Oaks Bank & Trust Company, offers a broad range of financial services through its seventeen offices in Four Oaks, Clayton, Smithfield, Garner, Benson, Fuquay-Varina, Wallace, Holly Springs, Harrells, Sanford, Zebulon, Dunn, Rockingham, and Southern Pines, North Carolina. Four Oaks Fincorp, Inc. trades through its market makers under the symbol of FOFN.

Information set forth in this press release contains various “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements represent the Company’s judgment concerning the future and are subject to risks and uncertainties that could cause its actual operating results and financial position to differ materially. Such forward looking statements can be identified by the use of forward looking terminology, such as “may,” “will,” “expect,” “anticipate,” “estimate,” or “continue” or the negative thereof, or other variations thereof, or comparable terminology. The Company cautions that any such forward looking statements are further qualified by important factors that could cause its actual operating results to differ materially from those anticipated in the forward looking statements, including, without limitation, the risk that the preliminary financial impact of the restatement contained herein and the current preliminary results contained in the related press release will be different when the restatement is finalized and reported, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates on the level and composition of deposits, the effects of competition from other financial institutions, the failure of assumptions underlying the establishment of the allowance for loan losses, the low trading volume of the Company’s common stock, other considerations described in connection with specific forward looking statements and other cautionary elements specified in the Company’s periodic filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

CONTACT:
Four Oaks Fincorp, Inc.
Ayden R. Lee, Jr., Chairman, President and Chief
Executive Officer
or
Nancy S. Wise, Executive Vice President and Chief
Financial Officer
919-963-2177